Exhibit 1.1

PennTex Midstream Partners, LP

[•] Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

New York, New York

[•], 2015

CITIGROUP GLOBAL MARKETS INC.

BARCLAYS CAPITAL INC.

RBC CAPITAL MARKETS, LLC

TUDOR, PICKERING, HOLT & CO. SECURITIES, INC.

As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

PennTex Midstream Partners, LP, a limited partnership organized under the laws of Delaware (the “Partnership”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, [•] common units (the “Firm Units”), each representing a limited partner interest in the Partnership (the “Common Units”). The Partnership also proposes to grant to the Underwriters an option to purchase up to [•] additional Common Units to cover over-allotments, if any (the “Option Units”; the Option Units, together with the Firm Units, being hereinafter called the “Units”). Certain terms used herein are defined in Section 20 hereof.

The Partnership was formed by its sole general partner, PennTex Midstream GP, LLC, a Delaware limited liability company (the “General Partner”), and its original limited partner, PennTex Midstream Partners, LLC, a Delaware limited liability company (“PennTex Development”), to own, operate, acquire and develop midstream energy infrastructure assets, with an initial focus in northern Louisiana, as described more particularly in the Preliminary Prospectus (as defined herein).

Current Structure of Formation Entities. It is understood and agreed to by all parties that as of the date hereof:

(a) PennTex Development directly owns 100% of the limited liability company interests in the General Partner;

(b) the General Partner directly owns 100% of the non-economic General Partner Interest (as defined herein);

(c) The Partnership directly owns 100% of the limited liability company interests in PennTex Midstream Operating, LLC, a Delaware limited liability company (“Midstream Operating”);

(d) PennTex Development directly owns 100% of the limited liability company interests in PennTex NLA Holdings, LLC, a Delaware limited liability company (“PennTex NLA”);

(e) PennTex NLA directly owns 62.5% of the limited liability company interests in PennTex North Louisiana, LLC, a Delaware limited liability company (“PennTex JV”), and MRD WHR LA Midstream LLC, a Delaware limited liability company (“MRD WHR LA”), directly owns 37.5% of the limited liability company interests in PennTex JV; and

(f) PennTex JV directly owns 100% of the limited liability company interests in PennTex North Louisiana Operating, LLC, a Delaware limited liability company (“NLA Operating”), which owns all of the Partnership’s initial assets as described more particularly in the Preliminary Prospectus.

Formation Transactions. Following the date hereof and immediately prior to or on the Closing Date (as defined herein), the following transactions will occur:

(a) the parties thereto will enter into a Contribution, Conveyance and Assignment Agreement (the “Contribution Agreement”) by and among the Partnership, PennTex Development, PennTex JV and Midstream Operating pursuant to which, at or before the Closing Date: (i) PennTex JV will contribute to the Partnership 100% of the limited liability company interests in NLA Operating, in exchange for (A) [•] Common Units, (B) [•] subordinated units representing limited partner interests in the Partnership (the “Subordinated Units”) and (C) the right to receive $[•] million in proceeds from the offering of the Units and (ii) the Partnership will contribute 100% of the limited liability company interests in NLA Operating to Midstream Operating as a capital contribution;

(b) PennTex JV will distribute (i) [•] Common Units, [•] Subordinated Units and $[•] in cash to MRD WHR LA and (ii) [•] Common Units, [•] Subordinated Units and $[•] in cash to PennTex NLA;

(c) PennTex Development will convey 7.5% of the limited liability company interests in the General Partner to MRD WHR LA;

(d) the Partnership will issue (i) 92.5% of the incentive distribution rights of the Partnership (the “Incentive Distribution Rights”) to PennTex Development and (ii) 7.5% of the Incentive Distribution Rights to MRD WHR LA;

(e) the Partnership will enter into a new $275 million senior secured credit agreement by and among Royal Bank of Canada, as administrative agent and issuing bank, SunTrust Bank, as syndication agent, Barclays Bank PLC, as documentation agent, and the lenders and guarantors party thereto (the “Credit Agreement”);

(f) the Partnership will enter into an omnibus agreement with the General Partner, PennTex Development and PennTex JV (the “Omnibus Agreement”);

(g) the Partnership will enter into a registration rights agreement with PennTex NLA and MRD WHR (the “Registration Rights Agreement”);

(h) the Partnership will enter into a services and secondment agreement with the General Partner, PennTex Development and PennTex Midstream Management Company, LLC, a Delaware limited liability company (the “Services and Secondment Agreement”); and

(i) if the Underwriters exercise their option to purchase any Option Units pursuant to Section 2 of this Agreement, the Partnership will use the net proceeds from the issuance and sale of those Option Units to redeem from PennTex NLA and MRD WHR LA a number of Common Units equal to the number of Common Units issued upon such exercise of the option, as described under “Use of Proceeds” in the Disclosure Package and the Prospectus.

The transactions contemplated in paragraphs (a) through (i) above are collectively referred to herein as the “Transactions.” In connection with the transactions to occur pursuant to the Contribution Agreement, the parties to the Transactions will enter into various transfer agreements, conveyances, assignments and related documents (collectively, and together with the Contribution Agreement, the “Contribution Documents”). The “Transaction Documents” shall mean, collectively, the Contribution Documents, the Omnibus Agreement, the Credit Agreement, the Registration Rights Agreement and the Services and Secondment Agreement.

Reference herein to: (i) “Partnership Parties” means the Partnership, the General Partner, Midstream Operating and NLA Operating; (ii) “PennTex Parties” means the Partnership Parties and PennTex Development; and (iii) the “Partnership Properties” means all of the assets, properties, rights, titles, interests, estates, remedies, powers and privileges contributed to the Partnership Parties pursuant to the Contribution Agreement.

This is to confirm the agreement among the PennTex Parties and the Underwriters concerning the purchase by the Underwriters of the Firm Units and of the Option Units, if any, from the Partnership by the Underwriters.

1. Representations and Warranties of the PennTex Parties. Each of the PennTex Parties, jointly and severally, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Partnership has prepared and filed with the Commission a registration statement (File Number 333–199020) on Form S-1, including a related Preliminary Prospectus, for registration under the Act of the offering and sale of the Units. Such Registration Statement, including all amendments thereto filed prior to the Execution Time, has become effective. The Partnership may have filed one or more amendments thereto, including a related Preliminary Prospectus, each of which has previously been furnished to you. The Partnership will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Partnership has advised the Representatives, prior to the Execution Time, will be included or made therein.

(b) No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued under the Act, and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the knowledge of any of the PennTex Parties, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the PennTex Parties, threatened by the Commission.

(c) Each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the requirements of the Act and did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except with respect to Rule 430A Information permitted to be omitted from the Preliminary Prospectus. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date and on any date on which Option Units are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the PennTex Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement, each Preliminary Prospectus or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement, each Preliminary Prospectus or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d) As of the Execution Time, the Closing Date and each settlement date, (i) the Disclosure Package, (ii) each electronic road show, when taken together as a whole with the Disclosure Package, and (iii) each individual Written Testing-the-Waters Communication, when taken together as a whole with the Disclosure Package, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the PennTex Parties make no representations or warranties as to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(e) Each of the statements made by the Partnership in the Registration Statement and the Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Act, including (but not limited to) any statements with respect to projected results of operations, estimated available cash and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Our Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

(f) The Partnership has made available a “bona fide electronic road show” (as defined in Rule 433(h)) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Units.

(g) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an Ineligible Issuer.

(h) From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Partnership engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the Execution Time, the Partnership has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(i) The Partnership (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A or institutions that are accredited investors within the meaning of Rule 501 and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Partnership reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.

The Partnership has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule IV hereto.

(j) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus; provided, however, that the PennTex Parties make no representations or warranties as to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by, or on behalf of, any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(k) Each of the PennTex Parties has been duly formed or organized and is validly existing as a limited partnership or limited liability company, as applicable, in good standing under the laws of its jurisdiction of formation or organization with full power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party, to own or lease, as the case may be, and to operate its properties currently owned or leased or to be owned or leased on the Closing Date and each settlement date and conduct its business as currently conducted or as to be conducted on the Closing Date and each settlement date, in each case in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus. Each of the PennTex Parties is, or at the Closing Date and each settlement date will be, duly registered or qualified to transact business as a foreign limited partnership or limited liability company, as applicable, in and is in good standing under the laws of each jurisdiction which requires, or at the Closing Date and each settlement date will require, such registration or qualification (all of such jurisdictions being listed on Schedule V hereto), except where the failure to be so registered or qualified would not reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), prospects, management, earnings, business or properties (including, for the avoidance of doubt, the Partnership Properties) of the PennTex Parties, taken as a whole, (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.

(l) The General Partner has, and on the Closing Date and each settlement date will have, full power and authority to serve as general partner of the Partnership in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus.

(m) On the Closing Date and each settlement date, after giving effect to the Transactions, (i) PennTex Development and MRD WHR LA will own 92.5% and 7.5% of the limited liability company interests in the General Partner, respectively; (ii) such limited liability company interests will be duly authorized and validly issued in accordance with the Amended and Restated Limited Liability Company Agreement of the General Partner, dated [●], 2015 (as the same may be amended or restated at or prior to the Closing Date, the “GP LLC Agreement”), and will be fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); (iii) PennTex Development and MRD WHR LA will own such limited liability company interests free and clear of all liens, encumbrances, security interests, charges or other claims (collectively, “Liens”) except for restrictions on transferability contained in the GP LLC Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus and, with respect to the limited liability company interests owned by PennTex Development, Liens created pursuant to that certain credit agreement, dated as of August 29, 2014, by and among PennTex Development, as borrower, Royal Bank of Canada, as administrative agent and issuing bank, and the other lenders and agents party thereto, as amended by Amendment No. 1 thereto, dated as of [●], 2015 (the “PennTex Development Credit Agreement”); and (iv) no other interest in the General Partner will be issued or outstanding.

(n) The General Partner is, and on the Closing Date and each settlement date, after giving effect to the Transactions, will be, the sole general partner of the Partnership, with a noneconomic general partner interest in the Partnership (the “General Partner Interest”); such General Partner Interest has been, and on the Closing Date and each settlement date will be, duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of the Partnership, substantially in the form attached as Appendix A to the Prospectus (the “Partnership Agreement”); and the General Partner owns, and on the Closing Date and each settlement date will own, the General Partner Interest free and clear of all Liens except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus.

(o) On the Closing Date and each settlement date, after giving effect to the Transactions, PennTex Development and MRD WHR LA will own 92.5% and 7.5% of the Incentive Distribution Rights, respectively; such Incentive Distribution Rights have been, and on the Closing Date and each settlement date will be, duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and, on the Closing Date and each settlement date, PennTex Development and MRD WHR LA will own such Incentive Distribution Rights free and clear of all Liens except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus and, with respect to the Incentive Distribution Rights owned by PennTex Development, Liens created pursuant to the PennTex Development Credit Agreement.

(p) On the Closing Date, after giving effect to the Transactions and assuming no purchase by the Underwriters of any Option Units, (i) PennTex NLA will own [•] Common Units and [•] Subordinated Units and MRD WHR LA will own [•] Common Units and [•] Subordinated Units (collectively, the “Sponsor Units”); (ii) all of the Sponsor Units will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and (iii) all of the Sponsor Units will be owned free and clear of all Liens except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus and Liens created pursuant to that certain credit agreement, dated as of August 29, 2014, by and among PennTex JV, as borrower, Royal Bank of Canada, as administrative agent and issuing bank, and the other lenders and agents party thereto, as amended by Amendment No. 1 thereto, dated as of [●], 2014 (the “PennTex JV Credit Agreement”).

(q) On the Closing Date and each settlement date (i) the Partnership will own all of the limited liability company interests in Midstream Operating; (ii) such limited liability company interests will be duly authorized and validly issued in accordance with the Limited Liability Company Agreement of Midstream Operating, dated [•], 2015 (as the same may be amended or restated at or prior to the Closing Date, the “Midstream Operating LLC Agreement”), and will be fully paid (to the extent required by the Midstream Operating LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); (iii) the Partnership will own such limited liability company interests free and clear of all Liens except for restrictions on transferability contained in the Midstream Operating LLC Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus and Liens created pursuant to the Credit Agreement; and (iv) no other interest in Midstream Operating will be issued or outstanding.

(r) On the Closing Date and each settlement date, after giving effect to the Transactions, (i) Midstream Operating will own all of the limited liability company interests in NLA Operating; (ii) such limited liability company interests will be duly authorized and validly issued in accordance with the Limited Liability Company Agreement of NLA Operating, dated [•], 2015 (as the same may be amended or restated at or prior to the Closing Date, the “NLA Operating LLC Agreement”), and will be fully paid (to the extent required by the NLA Operating LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); (iii) Midstream Operating will own such limited liability company interests free and clear of all Liens except for restrictions on transferability contained in the NLA Operating LLC Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus and Liens created pursuant to the Credit Agreement; and (iv) no other interest in NLA Operating will be issued or outstanding.

(s) On the Closing Date and each settlement date, the Units and the limited partner interests represented thereby to be purchased by the Underwriters from the Partnership will be duly authorized for issuance and sale to the Underwriters pursuant to the Partnership Agreement and this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(t) At the Closing Date, after giving effect to the Transactions, the issued and outstanding partnership interests of the Partnership will consist of the General Partnership Interest, [•] Common Units, [•] Subordinated Units, the Incentive Distribution Rights and any limited partner interests issued pursuant to the PennTex Midstream Partners, LP 2015 Long Term Incentive Plan (the “LTIP”). Other than the Sponsor Units, the Incentive Distribution Rights and any limited partner interests issued pursuant to the LTIP, the Units will be the only limited partner interests of the Partnership issued and outstanding on the Closing Date and, except for any Common Units issued by the Partnership after the Closing Date in compliance with Section 5(g) of this Agreement, on each settlement date.

(u) Other than its General Partner Interest in the Partnership, the General Partner will not, on the Closing Date and each settlement date, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than as set forth in this Agreement, neither the Partnership nor any of its Subsidiaries will, on the Closing Date and each settlement date, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(v) Except as provided in the Registration Rights Agreement or as otherwise described in the Registration Statement, the Disclosure Package and the Prospectus, (i) there are no (A) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Parties or (B) outstanding options or warrants to purchase any securities of any of the Partnership Parties, and (ii) neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of any of the Partnership Parties.

(w) Each of the PennTex Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Disclosure Package and the Prospectus and (ii) the Sponsor Units and Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. On the Closing Date and each settlement date, all partnership and limited liability company action, as the case may be, required to be taken by the PennTex Parties or any of their respective stockholders, members or partners, as the case may be, for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and the Incentive Distribution Rights, the execution and delivery of each of the Operative Agreements by each PennTex Party party thereto and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements shall have been validly taken.

(x) This Agreement has been duly authorized, executed and delivered by each of the PennTex Parties.

(y) At or before the Closing Date:

(i) the Partnership Agreement will have been duly authorized, executed and delivered by each PennTex Party party thereto and will be a valid and legally binding agreement of such PennTex Parties, enforceable against such PennTex Parties in accordance with its terms;

(ii) the GP LLC Agreement will have been duly authorized, executed and delivered by PennTex Development and, assuming the due execution thereof by MRD WHR LA, will be a valid and legally binding agreement of PennTex Development, enforceable against PennTex Development in accordance with its terms;

(iii) the Midstream Operating LLC Agreement will have been duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; and

(iv) the NLA Operating LLC Agreement will have been duly authorized, executed and delivered by Midstream Operating and will be a valid and legally binding agreement of Midstream Operating, enforceable against Midstream Operating in accordance with its terms; and

(v) each of the Transaction Documents will have been duly authorized, executed and delivered by each PennTex Party party thereto and, assuming due authorization by the other parties thereto, each such Transaction Document will be a valid and legally binding agreement of each PennTex Party party thereto, enforceable against each such PennTex Party in accordance with its terms;

provided, that with respect to each agreement described in this Section 1(y), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) (“Creditors’ Rights”); provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(z) None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement and each of the Operative Agreements by the PennTex Parties that are parties hereto or thereto, as the case may be, (iii) the consummation of the Transactions and any other transactions contemplated by this Agreement or the Operative Agreements or (iv) the application of the proceeds as described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus, (A) conflicts or will conflict with, or constitutes or will constitute a violation of, the partnership agreement, limited liability company agreement, certificate of limited partnership, certificate of formation, conversion or other constituent document (collectively, the “Organizational Documents”) of any of the PennTex Parties, (B) conflicts or will conflict with, or constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both would constitute such a default), the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any PennTex Party is a party or bound or to which any of its properties is subject, (C) violates or will violate any statute, law, rule, regulation, judgment, order, decree or injunction of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any PennTex Party or any of its properties in a proceeding to which such PennTex Party or its property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the PennTex Parties (other than Liens created pursuant to the PennTex Development Credit Agreement and the Credit Agreement), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would reasonably be expected to have a Material Adverse Effect.

(aa) No permit, consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any court, governmental agency or body having jurisdiction over any of the PennTex Parties or any of their properties or assets is required in connection with (i) the offering, issuance or sale by the Partnership of the Units as described in the Registration Statement, the Disclosure Package and the Prospectus, (ii) the execution, delivery and performance of this Agreement by the PennTex Parties, (iii) the execution, delivery and performance by the PennTex Parties that are parties thereto of their respective obligations under the Operative Agreements or the consummation of the Transactions or any other transactions contemplated by this Agreement or the Transaction Documents other than (A) registration of the Units under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith) and Consents required under the Exchange Act, (B) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters, (C) Consents under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (D) Consents that have been, or prior to the Closing Date will be, obtained and (E) Consents that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(bb) None of the PennTex Parties is (i) in violation of any provision of its Organizational Documents, (ii) in violation of any statute, law, rule, regulation, judgment, order, decree or injunction of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such PennTex Party or any of its properties, as applicable, or (iii) in breach, default (or an event that, with notice or lapse of time or both, would constitute such a breach or default) or violation in the performance of the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it or any of its properties is bound or subject, which breach, default or violation in the case of clauses (ii) or (iii) would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the performance of this Agreement or any of the Operative Agreements or the consummation of any of the transactions contemplated herein or therein (including the Transactions).

(cc) The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform, and the Sponsor Units and the Incentive Distribution Rights, when issued and delivered in accordance with the terms of the Partnership Agreement and the Contribution Agreement, will conform, in all material respects, to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(dd) No labor problem or dispute with the employees of any of the PennTex Parties who are engaged in the operation of the Partnership Properties exists or is threatened or imminent, and the PennTex Parties are not aware of any existing or threatened or imminent labor disturbance by the employees of any of the PennTex Parties’ principal suppliers, contractors or customers, in each case which would reasonably be expected to have a Material Adverse Effect.

(ee) The historical consolidated financial statements and schedules of each of the Partnership and PennTex JV included in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Partnership and PennTex JV, as applicable, as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act, and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The pro forma financial statements of the Partnership included in the Registration Statement, the Preliminary Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus. The pro forma financial statements of the Partnership included in the Registration Statement, the Preliminary Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act (including, without limitation, Regulations S-X and G of the Act), Item 10 under Regulation S-K and Financial Interpretation No. 46 and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. The summary historical and pro forma financial information set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus under the caption “Summary—Summary Historical and Pro Forma Financial Data” and the selected historical and pro forma financial information set forth under the caption “Selected Historical and Pro Forma Financial Data” in the Registration Statement, the Preliminary Prospectus and the Prospectus are accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements and pro forma financial statements, as applicable, from which they have been derived. The assumptions and forecasts underlying the information set forth under the caption “Our Cash Distribution Policy and Restrictions on Distributions—Estimated Cash Available for Distribution through March 31, 2016” were prepared in good faith and, in the informed judgment of management of the Partnership, on a reasonable basis. As of the Effective Date, the Partnership is not aware of any facts with respect to the Partnership’s historical or anticipated financial performance that would result in a significant variance from the estimates of the Partnership’s cash available for distribution during the forecast period. All disclosures contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and each Permitted Free Writing Prospectus (as defined herein) regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G and Item 10 of Regulation S-K under the Act, to the extent applicable.

(ff) Ernst & Young LLP, who has certified certain financial statements of the Partnership and PennTex JV, delivered its report with respect to the audited consolidated financial statements and schedules included in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Partnership and PennTex JV within the meaning of the Act and the Public Company Accounting Oversight Board.

(gg) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, no action, suit, proceeding, inquiry or investigation by or before any court or governmental or other regulatory or administrative agency, authority or body or any arbitrator involving any of the PennTex Parties or its or their property (including, for the avoidance of doubt, the Partnership Properties) is pending or, to the knowledge of the PennTex Parties, threatened or contemplated that (i) would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the performance of this Agreement or any of the Operative Agreements or the consummation of any of the transactions contemplated herein or therein (including the Transactions); (ii) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or (iii) is required to be described in the Registration Statement, the Disclosure Package or the Prospectus but are not described as required.

(hh) On the Closing Date and each settlement date, after giving effect to the Transactions, the Partnership Parties will have (A) good and indefeasible title in fee simple to all real property owned by them and (B) good title to all other property and assets owned by them, in each of cases (A) and (B) as such properties are described in the Registration Statement, the Disclosure Package and the Prospectus, free and clear of all Liens, except (i) as described in the Registration Statement, the Disclosure Package and the Prospectus, (ii) Liens that arise under or are expressly permitted by the Credit Agreement or (iii) Liens that do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use of such properties as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Disclosure Package and the Prospectus by the Partnership Parties. All real property, buildings and other improvements, and equipment and other property to be held under lease or sublease by any of the Partnership Parties will be held by them under valid, subsisting and enforceable leases or subleases, as the case may be,

(i) except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property or as they have been used in the past and are proposed to be used in the in the future as described in the Registration Statement, the Disclosure Package and the Prospectus, and all such leases and subleases will be in full force and effect; and none of the Partnership Parties has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Partnership Parties under any of the leases or subleases mentioned above or affecting or questioning the rights of the Partnership Parties to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims that, if successfully asserted, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) On the Closing Date and each settlement date, after giving effect to the Transactions, each of the Partnership Parties will have such consents, easements, rights-of-way or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus, except for such rights-of-way the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Parties will have fulfilled and performed all of its obligations with respect to such rights-of-way and no event shall have occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction except as would not reasonably be expect to have, individually or in the aggregate, a Material Adverse Effect.

(jj) On the Closing Date and each settlement date, after giving effect to the Transactions, each of the Partnership Parties will possess such licenses, certificates, permits, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by all applicable federal, state, local or foreign governmental or regulatory authorities, agencies or bodies necessary to conduct its business in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, except where the failure to so possess would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Partnership Parties are and will be in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Governmental Licenses are and will be valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and none of the Partnership Parties has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(kk) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Partnership or sale by the Partnership of the Units, except for those as would not be reasonably expected to have a Material Adverse Effect.

(ll) Each of the Partnership Parties has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure to so file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(mm) On the Closing Date and each settlement date, after giving effect to the Transactions, the Partnership Parties will be insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are generally maintained by companies engaged in the same or similar business; all policies of insurance and any fidelity or surety bonds insuring the Partnership Parties or their respective businesses, assets, employees, officers and directors will be in full force and effect; the Partnership Parties will be in compliance with the terms of such policies and instruments in all material respects; there are no material claims by any of the Partnership Parties under any existing policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Partnership Parties has been refused any insurance coverage sought or applied for except as would not be reasonably expected to have a Material Adverse Effect; and none of the Partnership Parties has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(nn) On the Closing Date and each settlement date, after giving effect to the Transactions, no Partnership Party will be prohibited, directly or indirectly, from making any distribution with respect to its equity interests, from repaying any loans or advances to any other Partnership Party or from transferring any of its property or assets to any other Partnership Party, except as described in the Registration Statement, the Disclosure Package and the Prospectus, or contained in the Credit Agreement, if any.

(oo) On the Closing Date, and each settlement date, except as described in the Registration Statement, the Disclosure Package and the Prospectus or as would not reasonably be expected to result in a Material Adverse Effect, (A) with respect to the ownership and operation of the Partnership Properties, the PennTex Parties will be in compliance with any and all applicable federal, state, local or foreign statutes, laws, rules, regulations, ordinances, codes, policies or rules of common law or any judicial or administrative interpretations thereof, including, without limitation, any judicial or administrative orders, consents, decrees or judgments, relating to pollution or the protection of human health and safety (to the extent such health and safety protection relates to exposure to Hazardous Materials, as defined below), natural resources, wildlife or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations imposing liability or standards of conduct concerning any pollutants or contaminants, hazardous, dangerous or toxic chemicals, materials, wastes or substances, any petroleum or petroleum products, or any polychlorinated biphenyls or radioactive materials (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, arrangement for disposal or transport, release, threatened release or handling of, or exposure to, Hazardous Materials (collectively, “Environmental Laws”), (B) with respect to the ownership and operation of the Partnership Properties, the PennTex Parties will have all permits, authorizations and other approvals required for the operation of their business under any applicable Environmental Laws and will be in compliance with all terms and conditions of any such permits, authorizations and other approvals, and (C) with respect to the ownership and operation of the Partnership Properties, no PennTex Party will have any liability in connection with the release or threatened release of any Hazardous Materials. Except as described in the Registration Statement, the Disclosure Package and the Prospectus or as would not reasonably be expected to result in a Material Adverse Effect, (i) with respect to the ownership and operation of the Partnership Properties, no PennTex Party has received notice of any pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of liability, noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the PennTex Parties and (ii) to the knowledge of the PennTex Parties, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against any of the PennTex Parties under or relating to any Environmental Laws.

(pp) In the ordinary course of their businesses, the Partnership Parties periodically review the effect of Environmental Laws on their businesses, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures reasonably likely to be required for clean-up or closure of properties or compliance with Environmental Laws, or any permit, authorization or other approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Partnership Parties have concluded that such associated costs and liabilities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect other than as described in the Registration Statement, the Disclosure Package and the Prospectus.

(qq) On the Closing Date, and each settlement date, the PennTex Parties will own, possess, license or have other rights to use on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the operations of the Partnership Properties as now conducted or as proposed to be conducted in the Registration Statement, the Disclosure Package and the Prospectus except to the extent that the failure to own, possess, license or have other rights in such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(rr) No relationship, direct or indirect, exists between or among any PennTex Party, on the one hand, and the directors, officers, equityholders, affiliates, customers or suppliers of any PennTex Party, on the other hand, that is required to be described in the Registration Statement, the Disclosure Package or the Prospectus that is not so described.

(ss) On the Closing Date, and each settlement date, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect (i) the Partnership Parties will be in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published governmental interpretations thereunder (“ERISA”); (B) no audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the PennTex Parties will have occurred or is expected to occur and (C) no breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the PennTex Parties will have occurred; (ii) no “reportable event” (as defined in Section 4043(c) ERISA) will have occurred with respect to any “pension plan” (as defined in Section 3(2) of ERISA) for which any PennTex Party would have any liability, whether actual or contingent (a “Plan”), excluding any reportable event for which the notice requirements have been waived; (iii) none of the PennTex Parties will have incurred, nor does any such entity expect to incur, liability under (A) Title IV of ERISA or (B) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published governmental interpretations thereunder (the “Code”) with respect to any Plan; (iv) each “pension plan” for which any PennTex Party would have any liability that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of the PennTex Parties, nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification; and (v) no PennTex Party will have incurred any material unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business).

(tt) Since the date of the latest audited financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, neither the PennTex Parties nor the Partnership Properties have sustained any loss or interference from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth in the Registration Statement, the Disclosure Package and the Prospectus and other than as would not reasonably be expected to have a Material Adverse Effect or prevent or materially interfere with or delay the consummation of the Transactions. Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change, in or affecting the condition (financial or otherwise), management, earnings, business or properties of the PennTex Parties or the Partnership Properties taken as a whole, whether or not arising from transactions in the ordinary course of business, except as described in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) or (ii) any dividend or distribution of any kind declared, paid or made by any Partnership Party, in each case other than as described in the Registration Statement, the Disclosure Package and the Prospectus.

(uu) The Contribution Documents will be legally sufficient to transfer or convey to, or vest in, the Partnership Parties satisfactory title to, or valid rights to use or manage, all of the Partnership Properties and all other properties not already held by it that are, individually or in the aggregate, required to enable the Partnership Parties to conduct their operations in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus. Upon execution and delivery of the Contribution Documents, the Partnership Parties will succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the pro forma condensed combined financial statements of the Partnership.

(vv) The statements in the Disclosure Package and the Prospectus under the captions “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Business—Regulation of Environmental and Occupational Safety and Health Matters,” “Business—Regulation of Operations,” “Management,” “Certain Relationships and Related Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units,” “Our Partnership Agreement,” and “Investment in PennTex Midstream Partners, LP by Employee Benefit Plans,” in each case to the extent that such statements constitute summaries of statutes, rules, regulations, legal and governmental proceedings, or provisions of the Operative Agreements, are accurate in all material respects; all descriptions in the Registration Statement, the Disclosure Package and the Prospectus of any of the terms of (i) all instruments, agreements and documents filed as exhibits to the Registration Statement pursuant to Item 601(b)(10) of Regulation S-K under the Act and (ii) any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, to which any of the Partnership Parties is a party, are accurate in all material respects. There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus, or to be filed as an exhibit to the Registration Statement, that is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus).

(ww) At the Effective Date, the Partnership Parties and, to the knowledge of the Partnership Parties, the officers and directors of the General Partner, in their capacities as such, were, and on the Closing Date, will be, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations of the Commission and the New York Stock Exchange (the “NYSE”) promulgated thereunder.

(xx) None of the Partnership Parties is now, nor immediately following the sale of the Units to be sold by the Partnership hereunder and the application of the net proceeds from such sale as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds” will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(yy) The Partnership Parties maintain, or will establish and maintain as required by the Sarbanes-Oxley Act of 2002, a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Partnership Parties’ internal controls over financial reporting are or will be effective and, except as disclosed in the Disclosure Package and the Prospectus, none of the Partnership Parties is aware of any material weaknesses in the Partnership Parties’ internal control over financial reporting.

(zz) The Partnership has established and maintains, or will establish and maintain as required by the Sarbanes-Oxley Act of 2002, “disclosure controls and procedures” (to the extent required by and as such term is defined in Rule 13a-15(e) under the Exchange Act); and (i) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (ii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(aaa) None of the PennTex Parties has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(bbb) The Partnership Parties have not since the date of the initial filing of the Registration Statement with the Commission extended credit in the form of a personal loan made, directly or indirectly, by any of the Partnership Parties to any director or executive officer of any of the Partnership Parties or to any family member or affiliate of any director or executive officer of any of the Partnership Parties.

(ccc) No PennTex Party nor, to the knowledge of any of the PennTex Parties, any director, officer, agent, employee or affiliate of any PennTex Party is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as amended to date, or similar law of any other relevant jurisdiction or the rules or regulations thereunder; and the PennTex Parties have instituted and maintain and enforce policies and procedures to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(ddd) The operations of the PennTex Parties are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the PennTex Parties with respect to the Money Laundering Laws is pending or, to the knowledge of the PennTex Parties, threatened.

(eee) No PennTex Party nor, to the knowledge of the PennTex Parties, any director, officer, agent, employee or affiliate of the PennTex Parties (i) is currently subject to any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or enforced by Her Majesty’s Treasury) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that will result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(fff) Except as described in the Disclosure Package and the Prospectus, no Partnership Party (i) has any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) intends to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

(ggg) The sale and issuance of the Sponsor Units to PennTex NLA and MRD WHR LA and the sale and issuance of the Incentive Distribution Rights to PennTex Development and to MRD WHR LA are exempt from the registration requirements of the Act, the rules and regulations and the securities laws of any state having jurisdiction with respect thereto, and none of the PennTex Parties has taken or will take any action that would cause the loss of such exemption.

(hhh) All statistical and market-related data included in the Registration Statement, the Disclosure Package or the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(iii) None of the Partnership Parties has distributed and, prior to the later to occur of the Closing Date or any settlement date and completion of the distribution Units, will, distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement, or any other materials, if any, permitted by the Act, including Rule 134, and in connection with the Directed Unit Program described in Section 5 hereof, including the enrollment materials prepared by Wells Fargo Securities, LLC.

(jjj) The Units have been approved to be listed on the NYSE, subject only to official notice of issuance.

(kkk) To the knowledge of the PennTex Parties, there are no affiliations or associations between any member of FINRA and the Partnership, the General Partner, any of the General Partner’s officers or directors or the Partnership’s 5% or greater security holders, except as described in the Registration Statement, the Disclosure Package and the Prospectus.

(lll) On the Closing Date, after giving effect to the Transactions, Midstream Operating and NLA Operating will be the only significant subsidiaries of the Partnership as defined by Rule 1-02 of Regulation S-X.

(mmm) (i) The Registration Statement, the Disclosure Package, the Prospectus, any preliminary prospectus and any Issuer Free Writing Prospectuses comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Disclosure Package, the Prospectus or any preliminary prospectus and any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Unit Program described in Section 4 hereof, and (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Units are offered or sold outside the United States. The Partnership Parties have not offered, or caused the Underwriters to offer, any Common Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of the Partnership Parties to alter the customer’s or supplier’s level or type of business with the Partnership Parties, or (ii) a trade journalist or publication to write or publish favorable information about the Partnership Parties or their products, services or operations.

Any certificate signed by any officer of any of the PennTex Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by each of the PennTex Parties, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $[•] per unit, the amount of the Firm Units set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [•] Option Units at the same purchase price per unit as the Underwriters shall pay for the Firm Units, less an amount per unit equal to any dividends or distributions declared by the Partnership and payable on the Firm Units but not payable on the Option Units. Said option may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters. Said option may be exercised in whole or from time to time in part at any time on or before the 30th day after the date of the Prospectus upon written, electronic or telegraphic notice by the Representatives to the Partnership setting forth the number of Option Units as to which the several Underwriters are exercising the option and the settlement date. The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Units, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional Units.

3. Delivery and Payment. Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 9:00 AM, Central Standard Time, on [•], 2015, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the “Closing Date”). Delivery of the Units shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Firm Units and the Option Units shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Partnership will deliver the Option Units (at the expense of the Partnership) to the Representatives on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. If settlement for the Option Units occurs after the Closing Date, the Partnership will deliver to the Representatives on the settlement date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Units for sale to the public at the price as set forth in the Prospectus. As part of the offering contemplated by this Agreement, Wells Fargo Securities, LLC has agreed to reserve out of the Firm Units set forth opposite its name on Schedule I to this Agreement, up to 5% of the Firm Units, for sale to the employees, officers and directors and director nominees of the General Partner and certain of its affiliates (collectively, the “Directed Unit Participants”), as described in the Prospectus under the caption “Underwriting” (the “Directed Unit Program”). The Firm Units to be sold by the Underwriters pursuant to the Directed Unit Program (the “Directed Units”) will be sold by Wells Fargo Securities, LLC pursuant to this Agreement at the public offering price. Any Directed Units not orally confirmed for purchase by any Directed Unit Participants by 8:00 AM, Central Standard Time, on the business day following the date on which this Agreement is executed will be offered to the public by Wells Fargo Securities, LLC upon the terms and conditions set forth in the Prospectus. Under no circumstances will Wells Fargo Securities, LLC or any other Underwriter be liable to any of the PennTex Parties or to any Directed Unit Participants for any action taken or omitted in connection with such Directed Unit Program. It is further understood that any Firm Units which are not purchased by Directed Unit Participants will be offered by Wells Fargo Securities, LLC to the public upon the terms and conditions set forth in the Prospectus.

5. Covenants of PennTex Parties. Each of the PennTex Parties, jointly and severally, agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Units, the Partnership will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. The Partnership will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Partnership will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which (i) the Disclosure Package or any Issuer Free Writing Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) any Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus, the Partnership will (A) notify promptly the Representatives so that any use of the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, may cease until it is amended or supplemented; (B) amend or supplement the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, to correct such statement, omission or conflict; and (C) supply any amendment or supplement to the Representatives in such quantities as they may reasonably request.

(c) If, at any time when a prospectus relating to the Units is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Disclosure Package or Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Disclosure Package or Prospectus to comply with the Act, the Partnership promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to the Representatives in such quantities as they may reasonably request.

(d) As soon as practicable, the Partnership will make generally available to its unitholders and to the Representatives an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Partnership will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided, that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(g) The Partnership will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any affiliate of the Partnership, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or publicly announce an intention to effect any such transaction, for a period of 180 days (the “Lock-Up Period”) after the date of this Agreement; provided, however, that the Partnership may, without the prior written consent of Citigroup Global Markets Inc., (A) effect the registration of the offer and sale of the Units as contemplated by this Agreement; (B) issue and sell any Common Units, options to purchase Common Units or other equity incentive awards, in each case issued or granted pursuant to the LTIP, and file a registration statement on Form S-8 relating to, the LTIP; and (C) Common Units, Subordinated Units and other equity securities convertible or exchangeable into Common Units, issued by the Partnership up to an aggregate of 15% of the Common Units to be outstanding immediately following the sale of the Firm Units pursuant to this Agreement, in connection with the acquisition by the Partnership or any of its subsidiaries of the securities, business property or other assets of another person or entity or pursuant to any plan assumed by the Partnership in connection with such acquisition; provided, however, that securities issued by the Partnership pursuant to clause (C) shall be subject to the restrictions set forth in this Section 5(g).

(h) The PennTex Parties will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(i) The Partnership agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees); (vii) any filings required to be made with FINRA, including filing fees and attorneys’ fees (such attorneys’ fees not to exceed $20,000 in the aggregate); (viii) the transportation and other expenses incurred by or on behalf of the Partnership in connection with presentations to prospective purchasers of the Units (except that 50% of the cost of any aircraft chartered in connection with the roadshow will be paid by the Underwriters); (ix) the fees and expenses of the PennTex Parties’ accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; and (x) all other costs and expenses incident to the performance by the Partnership Parties of their obligations hereunder; provided that except as provided in this Section 5 and in Section 7 hereof, the Underwriters shall pay their own costs and expenses, including, without limitation, the costs and expenses of their counsel, any transfer taxes on the Units that they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

(j) The Partnership agrees to pay (i) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Unit Program in an amount not to exceed $20,000, (ii) all costs and expenses incurred by the Underwriters in connection with the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of copies of the Directed Unit Program materials and (iii) all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Unit Program. Furthermore, the Partnership Parties covenant with the Underwriters that the Partnership will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Units are offered in connection with the Directed Unit Program.

(k) The Partnership agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Partnership that, unless it has or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(l) The Partnership will use the net proceeds received by it from the sale of the Units in the manner specified in the Registration Statement, the Disclosure Package and the Prospectus under “Use of Proceeds.”

(m) The Partnership will use its reasonable best efforts to effect and maintain the listing of the Common Units on the NYSE.

(n) The Partnership will notify promptly the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Units within the meaning of the Act and (ii) completion of the 180-day restricted period referred to in Section 5(g) hereof.

(o) If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Partnership will (i) notify promptly the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the PennTex Parties contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the PennTex Parties made in any certificates pursuant to the provisions hereof, to the performance by the PennTex Parties of their respective obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Partnership pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Partnership shall have requested and caused Latham & Watkins LLP, counsel for the PennTex Parties, to have furnished to the Representatives its legal opinion and letters, each dated the Closing Date and any settlement date pursuant to Section 3 hereof, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, substantially in the form set forth on Exhibit B-1, Exhibit B-2 and Exhibit B-3.

(c) The Partnership shall have caused Richards, Layton & Finger LLP, Delaware counsel for the PennTex Parties, to have furnished to the Representatives its legal opinion, dated the Closing Date and any settlement date pursuant to Section 3 hereof, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, substantially in the form set forth on Exhibit B-4.

(d) The Representatives shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and any settlement date pursuant to Section 3 hereof, and addressed to the Underwriters, with respect to the issuance and sale of the Units, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Partnership shall have caused the PennTex Parties and PennTex NLA to furnish to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e) The General Partner shall have furnished to the Representatives certificates of the Chairman, the President or the Chief Executive Officer of the General Partner (or persons holding similar positions, as applicable) and of the Chief Financial Officer or Chief Accounting Officer of the General Partner (or persons holding similar positions, as applicable), dated the Closing Date and any settlement date pursuant to Section 3 hereof, to the effect that the signers of each such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, as well as each electronic roadshow used in connection with the offering of the Units, and this Agreement and that:

(i) the representations and warranties of such PennTex Party in this Agreement are true and correct on and as of the Closing Date and any settlement date pursuant to Section 3 hereof, with the same effect as if made on the Closing Date and any settlement date pursuant to Section 3 hereof, and such PennTex Party has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Closing Date or settlement date, as applicable;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the knowledge of such PennTex Party, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as described in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(f) The Representatives shall have received from Ernst & Young LLP, a customary comfort letter dated the date of this Agreement, the Closing Date and any settlement date, and addressed to the Underwriters (with executed copies for each of the Representatives), containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus, and any amendments or supplements thereto and, with regards to such letters dated the Closing Date or any settlement date, to the effect that such firm reaffirms the statements made in the letters furnished on the date of this Agreement, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or such settlement date. References to the Prospectus in this paragraph (f) include any supplement thereto at the date of the respective letter.

(g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties (including, for the avoidance of doubt, the Partnership Properties) of the Partnership Parties taken as a whole, whether or not arising from transactions in the ordinary course of business, except as described in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Partnership Parties’ debt securities, if any, by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) The Units shall have been approved for listing and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Representatives.

(j) At the Execution Time, the Partnership shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each of the parties listed on Schedule III hereto and addressed to the Representatives.

(k) The Partnership Parties shall have furnished to the Representatives evidence satisfactory to the Representatives that each of the Transactions shall have occurred or will occur as of the Closing Date, including the concurrent closing of the new credit facility pursuant to the Credit Agreement, in each case as described in the Disclosure Package and the Prospectus without material modification, change or waiver (excluding the waiver of any condition precedent to initial funding by the administrative agent and/or lenders under the Credit Agreement), except for such material modifications, changes or waivers as have been specifically identified to the Representatives and which, in the reasonable judgment of the Representatives, do not make it impracticable or inadvisable to proceed with the offering and delivery of the Units on the Closing Date on the terms and in the manner contemplated in the Disclosure Package and the Prospectus.

(l) The Representatives shall have received from the Sellers such additional information, certificates and documents as the Representatives or counsel for the Underwriters may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and Vinson & Elkins L.L.P., counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Vinson & Elkins L.L.P., counsel for the Underwriters, at 1001 Fannin Street, Suite 2500, Houston, Texas 77002, on the Closing Date and any settlement date pursuant to Section 3 hereof.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the PennTex Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the PennTex Parties will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.

8. Indemnification and Contribution.

(a) The PennTex Parties jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, managers, employees and agents of each Underwriter, affiliates of each Underwriter who have, or are alleged to have, participated in the distribution of Units as underwriters, and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Units as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made (with respect to any Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus), not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel chosen by the Underwriters (other than any local counsel and subject to the additional obligations set forth in Section 8(c)); provided, further that the PennTex Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof. This indemnity agreement will be in addition to any liability which the PennTex Parties may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the PennTex Parties, each of the General Partner’s directors and officers who signs the Registration Statement, and each person who controls the PennTex Parties within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the PennTex Parties to each Underwriter, but only with reference to written information furnished to the Partnership by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The PennTex Parties acknowledge that (i) the list of Underwriters and their respective participation in the sale of the Units, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions, penalty bids and the information regarding the limitation on sales to discretionary accounts, in each case under the heading “Underwriting” in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communications.

(c) Each of the PennTex Parties agrees, jointly and severally, to indemnify and hold harmless Wells Fargo Securities, LLC, the directors, officers, managers, employees and agents of Wells Fargo Securities, LLC and each person who controls Wells Fargo Securities, LLC within the meaning of either the Act or the Exchange Act (“Wells Fargo Entities”), from and against any and all losses, claims, damages and liabilities to which they may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with any Preliminary Prospectus, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, except to the extent that such written information was furnished to the Partnership by or on behalf of the Underwriters through the Representatives specifically for inclusion in the documents referred to in the forgoing indemnity, not misleading; (ii) are caused by the failure of any Direct Unit Participant to pay for and accept delivery of the Directed Units which immediately following the Effective Date of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) relate to, arise out of, or were incurred in connection with the Directed Unit Program, except that this clause (iii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of Wells Fargo Entities.

(d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party (which consent shall not be unreasonably withheld). Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (in addition to local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(c) indemnifying Wells Fargo Securities, LLC for damages arising out of the Directed Unit Program hereof in respect of such action or proceeding, then in addition to such separate counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate counsel (in addition to any local counsel) for Wells Fargo Securities, LLC, the directors, officers, managers, employees and agents of Wells Fargo Securities, LLC, and all persons, if any, who control Wells Fargo Securities, LLC within the meaning of either the Act or the Exchange Act for the defense of any losses, claims, damages and liabilities arising out of the Directed Unit Program.

(e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the PennTex Parties, jointly and severally, on the one hand, and the Underwriters severally, on the other hand, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the PennTex Parties, on the one hand, and one or more of the Underwriters, on the other hand, may be subject in such proportion as is appropriate to reflect the relative benefits received by the PennTex Parties, jointly and severally, on the one hand, and by the Underwriters, on the other hand, from the offering of the Units; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the PennTex Parties, jointly and severally, on the one hand, and the Underwriters severally, on the other hand, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the PennTex Parties, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the PennTex Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses and applicable structuring and advisory fees) received by the each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the PennTex Parties or by the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The PennTex Parties on the one hand and the Underwriters on the other hand agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8(e), (i) each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, manager, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and (ii) each person who controls the PennTex Parties within the meaning of either the Act or the Exchange Act, each officer of the General Partner who shall have signed the Registration Statement and each director of the General Partner shall have the same rights to contribution as the PennTex Parties, subject in each case to the applicable terms and conditions of this paragraph (e).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Units set forth opposite their names in Schedule I hereto bears to the aggregate amount of Units set forth opposite the names of all the remaining Underwriters) the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Units that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Units set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the PennTex Parties other than as contemplated by Sections 5(i), 7 and 8. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Partnership and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Units, if at any time prior to such delivery and payment (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on the NYSE, (ii) a banking moratorium shall have been declared either by federal or New York State authorities, (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto) or (iv) there has occurred any material adverse effect in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Units.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the PennTex Parties or any of their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the PennTex Parties or any of the directors, officers, managers, employees, affiliates, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units. The provisions of Section 5(i), Section 7 and Section 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York,

10013, Attention: General Counsel; Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133); RBC Capital Markets, LLC, 3 World Financial Center, 8th Floor, 200 Vesey Street, New York, NY 10281, Attention: Michael Goldberg, Syndicate Director, Fax: (212) 428-6260; Tudor, Pickering, Holt & Co. Securities, Inc. [•], with a copy, in the case of any notice pursuant to Section 8 hereof, to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019 and [•]; or, if sent to the PennTex Parties, will be mailed, delivered or telefaxed to 11931 Wickchester Ln., Suite 300, Houston, Texas 77043, Attention: Stephen M. Moore.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the directors, officers, managers, employees, agents or controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. Each PennTex Party hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the PennTex Parties, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the PennTex Parties and (c) the engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each PennTex Party agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the PennTex Parties on related or other matters). Each PennTex Party agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to any of the PennTex Parties in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the PennTex Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The PennTex Parties and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Agreement” shall mean this Underwriting Agreement dated [•], 2015, by and among the PennTex Parties and the Underwriters.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Disclosure Package” shall mean, collectively, (i) the Preliminary Prospectus dated [•], 2015, (ii) the price to the public, the number of Firm Units and the number of Option Units to be included on the cover page of the Prospectus, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Operative Agreements” shall mean, collectively, the Partnership Agreement, the GP LLC Agreement, the Midstream Operating LLC Agreement, the NLA Operating LLC Agreement and the Transaction Documents.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in Section 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Units that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) above, including exhibits and financial statements and any prospectus relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 134,” “Rule 144A,” “Rule 158,” “Rule 172,” “Rule 175,” “Rule 405,” “Rule 424,” “Rule 430A,” “Rule 433,” “Rule 436,” “Rule 462” and “Rule 501” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Units and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the Registration Statement referred to in Section 1(a) hereof.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

[Signature pages follow.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the PennTex Parties and the several Underwriters.

Very truly yours,

PennTex Midstream Partners, LLC

By:
Name:	Steven R. Jones
Title:	Chief Financial Officer

PennTex Midstream Partners, LP

By:	PennTex Midstream GP, LLC, its general partner

By:
Name:	Steven R. Jones
Title:	Chief Financial Officer

PennTex Midstream GP, LLC

By:
Name:	Steven R. Jones
Title:	Chief Financial Officer

PennTex Midstream Operating, LLC

By:
Name:	Steven R. Jones
Title:	Chief Financial Officer

PennTex North Louisiana Operating, LLC

By:
Name:	Steven R. Jones
Title:	Chief Financial Officer

[Signature page to Underwriting Agreement]

The foregoing Agreement is hereby
confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.

By:
Name:
Title:

Barclays Capital Inc.

By:
Name:
Title:

RBC Capital Markets, LLC

By:
Name:
Title:

Tudor, Pickering, Holt & Co. Securities, Inc.

By:
Name:
Title:

For themselves and the other several Underwriters named in
Schedule I to the foregoing
Agreement.

[Signature page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Firm Units to be Purchased
Citigroup Global Markets Inc.
Barclays Capital Inc.
RBC Capital Markets, LLC
Tudor, Pickering, Holt & Co. Securities, Inc.
[•]

Total	[•]

Schedule I-1

SCHEDULE II

Schedule of Issuer Free Writing Prospectuses included in the Disclosure Package

[None.]

Schedule II-1

SCHEDULE III

Parties to Lock-Up Agreements

1. PennTex Midstream GP, LLC

2. PennTex NLA Holdings, LLC

3. MRD WHR LA Midstream LLC

4. Thomas F. Karam

5. Robert O. Bond

6. Steven R. Jones

7. Michael J. Moran

8. L. Thomas Stone

9. Stephen M. Moore

10. Kenneth E. Hertel

11. Chris E. Staffel

12. Andrea Bernatova

13. [Additional Directors]

Schedule III-1

SCHEDULE IV

Schedule of Written Testing-the-Waters Communications

PennTex Midstream Partners LP’s Management Presentation materials, November 2014.

Schedule IV-1

SCHEDULE V

Foreign Jurisdictions

PennTex Party	Jurisdiction of Formation/Organization	Foreign Jurisdictions
PennTex Midstream Partners, LLC	Delaware	Louisiana, Texas
PennTex Midstream GP, LLC	Delaware	Louisiana, Texas
PennTex Midstream Partners, LP	Delaware	Louisiana, Texas
PennTex Midstream Operating, LLC	Delaware	Louisiana, Texas
PennTex North Louisiana Operating, LLC	Delaware	Louisiana, Texas

Schedule V-1

EXHIBIT A

FORM OF LOCK-UP LETTER

                    , 2015

CITIGROUP GLOBAL MARKETS INC.

BARCLAYS CAPITAL INC.

RBC CAPITAL MARKETS, LLC

TUDOR, PICKERING, HOLT & CO. SECURITIES, INC.

As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This letter (“Lock-up Letter”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among PennTex Midstream Partners, LP (the “Partnership”), PennTex Midstream GP, LLC, PennTex Midstream Partners, LLC, PennTex Midstream Operating, LLC, and PennTex North Louisiana Operating, LLC and each of you as representatives (the “Representatives”) of a group of Underwriters named therein, relating to an underwritten public offering of common units representing limited partner interests in the Partnership (“Common Units”). Terms used herein but not defined have the meaning ascribed to them in the Underwriting Agreement.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units of the Partnership or any securities convertible into or exercisable or exchangeable for Common Units, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement (the “Lock-up Period”) other than (i) Common Units disposed of as bona fide gifts (provided that in the case of any such transfer pursuant to a bona fide gift, the transferee or donee shall execute and deliver a lock-up letter agreement substantially in the form of this Lock-Up Letter), (ii) Common Units transferred to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (provided that the trustee

A-1

of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value), (iii) Common Units disposed of to satisfy tax withholding obligations in conjunction with the issuance or vesting of equity incentive awards outstanding due to an acceleration event upon the death or disability of a participant in accordance with the terms of any plan or award agreement relating to such equity incentive awards, (iv) Common Units transferred as distributions to limited partners or shareholders of the undersigned who agree to be bound by the terms of this Lock-Up Letter, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made, (v) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Units, provided that such plan does not provide for the transfer of Common Units during the Lock-Up Period, (vi) Common Units transferred by will or the laws of intestacy, (vii) Common Units transferred pursuant to domestic relations or court orders or (viii) the pledge or hypothecation of any Common Units or subordinated units representing limited partnership interests in the Partnership in connection with the PennTex JV Credit Agreement. For purposes of this Lock-Up Letter, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

For the avoidance of doubt, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any Directed Units (as defined in the Underwriting Agreement) that the undersigned may purchase pursuant to any Directed Unit Program (as defined in the Underwriting Agreement).

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

A-2

EXHIBIT B-1

FORM OF OPINION OF LATHAM & WATKINS LLP

[To come.]

EXHIBIT B-2

FORM OF 10B-5 STATEMENT OF LATHAM & WATKINS LLP

[To come.]

EXHIBIT B-3

FORM OF TAX OPINION OF LATHAM & WATKINS LLP

[To come.]

EXHIBIT B-4

FORM OF OPINION OF RICHARDS, LAYTON & FINGER LLP

[To come.]

B-4